UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

LUSTROS INC.

(Exact name of Registrant as specified in its charter)

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A

Santee, CA 92071

(Address of principal executive offices)

Phone: (619) 449-4800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 29, 2015, Lustros Inc. (the “Company”) received notice that Richard Berman resigned as a Director of the Company. His resignation is not due to a disagreement with the Company.

ITEM 8.01	OTHER EVENTS

This Current Report is being filed as an update to the Current Report on Form 8-K of Lustros, Inc. (the “Company”) filed on February 3, 2015 and the disclosures made in the previously filed quarterly and annual reports regarding the arbitration involving the Company’s subsidiary, Lustros Chile SpA and Nueva Pudahuel S.A., Docket #1933-2013 and the bankruptcy of its subsidiary Sulfatos Chile S.A., Docket # 25496-2014.

On May 13, 2015, we were notified by our Chilean counsel that under a recent award granted by the arbitrator, all funds held in the Lustros Chile SpA deposit accounts at Itau Bank were levied upon and paid to Nueva Pudahuel S.A. In accordance with the arbitrator’s order, Itau Bank issued payment to Nueva Pudahuel S.A. all available funds of approximately $182,133 US Dollars.

In addition, the arbitrator granted the reliefs sought by Nueva Pudahuel S.A., ordering Lustros Chile SpA to pay Nueva Pudahuel S.A (i) monthly rent of $77,539.65 US Dollars /month since July 2013, approximately $1.63 million US Dollars; (ii) UF 50.000 under penalty clause (approximately $2.02 million US Dollars); and (iii) UF 870 under arbitrator’s fees (approximately $35,185 US Dollars). The total judgment against Lustros Chile SpA is approximately $3.7 million US Dollars.

Presently, there is an interim measure ordered by the arbitrator that seizes the following assets of Lustros Chile SpA: (i) Lustros’ shares in Bluestone SpA (24.000); (ii) Lustros’ funds in bank accounts (Nº 0204970748 /Banco Itaú. approximately $48,366 US Dollars; Nº 1200143337 / Banco Itaú. approximately $133,767 US Dollars). Such measure could be executed once the executory process is duly and legally served to Lustros Chile SpA. As disclosed above, all the cash in the Lustros Chile SpA accounts at Itau Bank have been transferred to Nueva Pudahuel S.A.

Regarding the bankruptcy of the Company’s subsidiary, Sulfatos Chile S.A., we are aware that the bankruptcy trustee will conduct an auction to liquidate the plant assets. The date and terms of the auction have not yet been announced by the trustee and the liquidator. The resolution of this matter is highly uncertain.

As a result of the bankruptcy and liquidation of Sulfatos Chile S.A. and the $3.7 million US Dollars arbitrator’s judgment against Lustros Chile SpA, all of Lustros Inc.’s assets in Chile are no longer under the control of Lustros, Inc., and Lustros Inc. is unable to conduct its business as a going concern or otherwise. The Company is discontinuing all of its operations in Chile and is presently considering whether there are any options beyond an abandonment of operations and assets.

The Company has no cash or other assets to fund further accounting and compliance reporting or to otherwise operate. Thus, effective immediately, the Company will not be able to honor its reporting obligations under the Securities Exchange Act of 1934, and it is filing a request to withdraw the Registration Statement on Form S-1, which it filed in December 2013. The Company would also like to clarify its position that due to the lack of ability to maintain its current and periodic reports and lack of adequate available information that it does not meet the requirements as set forth under Rule 144 with regard to current reporting requirements for former shells as set forth under Rule 144(i).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: May 27, 2015	By: /s/ William Farley
William Farley
Chief Executive Officer